EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77Q1:
  Exhibits
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Credit Suisse Warburg Pincus WorldPerks
 Tax-Free Money Market Fund, Inc.

(formerly Warburg, Pincus WorldPerks
 Tax-Free Money Market Fund, Inc.)

Registration No. 333-59805

EXHIBIT A:
SUB-ITEM 77Q1: Exhibits
(a) (1)  Amended By-Laws of Warburg, Pincus WorldPerks Tax-
Free Money Market Fund, Inc.
Incorporated by reference to Registrant's filing on Form N-1A, Post-effective Amendment
No. 4 (Securities Act File No. 333-59805;
Investment Company Act File No. 811-08901), filed April 27, 2001.
(2)  Articles of Amendment of Articles of
Incorporation of Warburg, Pincus WorldPerks
Tax-Free Money Market Fund, Inc.
Incorporated by reference to Registrant's filing on Form N-1A, Post-effective Amendment
No. 4 (Securities Act File No. 333-59805;
Investment Company Act File No. 811-08901), filed April 27, 2001.